Item 77E
LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
 "Federated"), and
various Federated funds
("Funds"), have been
 named as defendants
in several class action
lawsuits now pending
in the United States
District Court for the
 District of Maryland.
 The lawsuits were
 purportedly filed
on behalf of people who
purchased, owned and/or
 redeemed shares of
Federated-sponsored mutual
 funds during specified periods
beginning November 1, 1998.
 The suits are generally
 similar in alleging that
 Federated engaged in illegal
and improper trading
practices including market
 timing and late trading
 in concert with certain
institutional
traders, which allegedly
 caused financial injury
to the mutual fund
shareholders. These
 lawsuits began to be
filed shortly after
Federated's first public
announcement that it
had received requests
 for information on
shareholder trading
activities in the Funds
 from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and
other authorities. In
 that regard, on
November 28, 2005,
Federated announced that
it had reached final
settlements with the
SEC and the NYAG with
 respect to those matters.
 Specifically, the
SEC and NYAG settled
 proceedings against
three Federated subsidiaries
 involving undisclosed market
timing arrangements and
 late trading. The SEC
 made findings: that
Federated Investment Management
Company ("FIMC"), an
 SEC-registered investment
 adviser to various Funds,
 and Federated Securities
Corp., an SEC-registered
broker-dealer and
distributor for the Funds,
violated provisions of
the Investment
Advisers Act and
Investment Company Act
by approving, but not
disclosing, three market
timing
arrangements, or the
associated conflict of
interest between FIMC
and the funds involved
in the
arrangements, either
 to other fund shareholders
 or to the funds' board;
and that Federated Shareholder
Services Company, formerly
an SEC-registered transfer
 agent, failed to prevent
a customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
 Act. The NYAG found
that such conduct violated
provisions of New York
State law. Federated
entered into the settlements
without admitting or denying
 the regulators' findings.
 As Federated previously
reported in 2004, it has
already paid approximately
 $8.0 million to certain
funds as determined by an
 independent consultant.
 As
part of these settlements,
 Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate
amount of an additional
$72 million and, among
other things, agreed that
it would not serve as investment
adviser to any registered
investment company unless
 (i) at least 75% of the
 fund's directors are independent
of Federated, (ii) the
chairman of each such fund
is independent of Federated,
 (iii) no action may be taken
by the fund's board or any
 committee thereof unless
approved by a majority of
the independent trustees of
the fund or committee,
respectively, and (iv) the
 fund appoints a "senior
 officer" who reports to the
independent trustees and
is responsible for monitoring
 compliance by the fund with
 applicable laws and
fiduciary duties and for
managing the process by
which management fees charged
to a fund are approved.
The settlements are described
in Federated's announcement
which, along with previous
 press releases and
related communications on
those matters, is available
 in the "About Us" section
 of Federated's website at
FederatedInvestors.com.
Federated entities have also
been named as defendants in
 several additional lawsuits
that are now pending
in the United States District
Court for the Western
District of Pennsylvania,
 alleging, among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP
to represent the Funds in
 each of
the lawsuits described in
 the preceding two paragraphs.
 Federated and the Funds,
and their respective
counsel, have been defending
this litigation, and none of
the Funds remains a defendant
in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal defendants).
Additional lawsuits
based upon similar allegations
 may be filed in the future.
 The potential impact of
these lawsuits, all of
which seek unquantified
damages, attorneys' fees,
 and expenses, and future
 potential similar suits is
uncertain. Although we do
not believe that these
lawsuits will have a
material adverse effect
 on the Funds,
there can be no assurance
that these suits, ongoing
adverse publicity and/or
other developments resulting
from the regulatory
investigations will not
result in increased Fund
redemptions, reduced sales
 of Fund
shares, or other adverse
consequences for the Funds.